Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE		DATE

/S/	BRIAN L. HALLA	February 3, 2005
Brian L. Halla

/S/	STEVEN R. APPLETON	February 1, 2005
Steven R. Appleton

/S/	GARY P. ARNOLD	February 1, 2005
Gary P. Arnold

/S/	RICHARD J. DANZIG	February 2, 2005
Richard J. Danzig

/S/	ROBERT J. FRANKENBERG	February 1, 2005
Robert J. Frankenberg

/S/	E. FLOYD KVAMME	February 2, 2005
E. Floyd Kvamme

/S/	MODESTO A. MAIDIQUE	February 2, 2005
Modesto A. Maidique

/S/	EDWARD R. McCRACKEN	February 2, 2005
Edward R. McCracken

/S/	LEWIS CHEW	February 3, 2005
Lewis Chew

/S/	ROBERT E. DeBARR	February 3, 2005
Robert E. DeBarr